UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 31, 2010
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-99.1
EX-99.2

Item 2.01.	Completion of Acquisition or Disposition of Assets.
DISPOSITION OF THE CREATIVE/MEDIA BUSINESS
     On December 31, 2010, the registrant completed the disposition of 100% of its interest in its direct wholly owned subsidiary Ascent Media Group, LLC (AMG) and its indirect wholly owned subsidiary Ascent Media Group Limited (AMGL) in two separate transactions to Deluxe Entertainment Services Group Inc. (Deluxe US) and Deluxe UK Holdings Limited (Deluxe UK and, together with Deluxe US, Deluxe). Prior to the completion of this disposition, our company underwent a reorganization so that AMG and AMGL would hold, exclusively, all the assets of the following two business units: (i) the business of providing post-production services, including editorial, digital intermediate/Telecine and VFX (collectively, Creative Services) and (ii) the business of providing content owners, rights holders and distributors with services related to the storage, management, transformation and distribution of content (collectively, Media Services), in each case as conducted by AMG and certain subsidiaries of AMG through the businesses, entities, brands and divisions set forth in the purchase agreement (defined below). We refer to the Creative Services business unit and the Media Services business unit collectively as the Creative/Media Business.
     The terms of the sale are set forth in a purchase and sale agreement dated November 24, 2010 (which we refer to as the purchase agreement), among our company, AMG, AMGL, Ascent Media Limited, Deluxe US and Deluxe UK. The aggregate purchase price was approximately $67.3 million in cash, after giving effect to a working capital adjustment of approximately $1.0 million, plus the assumption of certain net indebtedness in the amount of approximately $1.8 million. In addition, concurrently with the closing, the registrant purchased the right to use certain equipment held by AMG for $175,000, which was set-off from the cash consideration paid by Deluxe. The purchase price is allocated 79% to AMG, which holds the U.S. assets and operations of the Creative/Media Business, and 21% to AMGL, which holds the U.K. assets and operations of the Creative/Media Business. The net proceeds received by the registrant from the sale of the Creative/Media Business, after payment of transaction expenses, will be used for the general corporate purposes of the registrant, which may include acquisitions and related expenses in connection with the registrant’s previously announced acquisition strategy.
     A detailed summary of the purchase agreement is included in Item 1.01 of the registrant’s current report on Form 8-K filed November 30, 2010. Such summary does not purport to describe all the terms of the purchase agreement and is qualified by reference to the complete text of the purchase agreement, which is filed as an exhibit to this current report on Form 8-K. We urge you to read the purchase agreement carefully and in its entirety because it, and not such description, is the legal document that governs the transaction by which we sold the Creative/Media Business to Deluxe.
     The text of the purchase agreement has been filed as an exhibit to this current report on Form 8-K to provide you with information regarding its terms. The terms of the purchase agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the sale. The purchase agreement contains representations and warranties that the registrant, on the one hand, and Deluxe on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights in connection with the indemnification provisions provided for in the purchase agreement, and are subject to important limitations and qualifications set forth in the purchase agreement, including contractual standards of materiality that may be different from that generally applicable under federal securities laws.
     In addition, the representations and warranties and other provisions are qualified by information in confidential disclosure schedules that the registrant and Deluxe have exchanged in connection with signing the purchase agreement. While the registrant does not believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties and other provisions set forth in the purchase agreement. Accordingly, you should not rely on the representations and warranties and other provisions as characterizations of any actual state of facts, since they may be modified by the underlying disclosure schedules. The text of the purchase agreement filed as an exhibit to this report is not intended to provide you with any other factual information about us or Deluxe.
Escrowed Amounts
     Concurrently with the closing of the purchase agreement, the Company and Deluxe US also entered into an escrow agreement with Wells Fargo Bank, National Association, as escrow agent. Pursuant to the escrow agreement, at the closing, $7,000,000 of the aggregate estimated purchase price was deposited with Wells Fargo, N.A., as escrow agent, as an escrow fund to be available to satisfy any amounts due by the registrant in accordance with the indemnification provisions set forth in the purchase agreement.
Post-Closing Adjustment
     Following the closing, the parties will determine the final purchase price based on the actual adjusted net indebtedness, closing working capital, and unpaid company transaction expenses of the Creative/Media Business at the closing date of the transaction, as applicable. Any disputes concerning the final sale consideration shall be resolved by binding arbitration adjudicated by a mutually agreed upon accounting arbitrator. Promptly after the purchase price has been finally determined, if the actual purchase price is greater than the estimated purchase price at the closing, Deluxe will pay such deficiency in cash to the Company, and if the actual purchase price is less than the estimated purchase price at the closing, the amount of such difference shall be repaid by the registrant in cash.

Item 7.01.	Regulation FD Disclosure.
     On December 31, 2010, the Company issued a press release announcing the closing of the sale of the Creative/Media Business to Deluxe, as described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release issued on December 31, 2010 is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference. This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits.
(b)	Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information which describes the effect of the disposition of the Creative/Media Business by the registrant, together with the effect of the previously announced acquisition of Monitronics International, Inc. and the probable disposition by the registrant (subject to stockholder approval) of the registrant’s content distribution business, on the registrant’s consolidated balance sheets and statements of operations, including:
•	The unaudited pro forma condensed combined balance sheet as of September 30, 2010, which gives effect to the disposition as if it occurred on that date; and
•	The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009, which give effect to the disposition as if it occurred on January 1, 2009.
(d)	Exhibits.

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated November 24, 2010, by and among Ascent Media Corporation, Ascent Media Group, LLC, Ascent Media Group Limited, Ascent Media Limited, Deluxe Entertainment Services Group Inc., and Deluxe UK Holdings Limited

2.2	Escrow Agreement, dated December 31, 2010, by and among Wells Fargo, N.A., Ascent Media Corporation and Deluxe Entertainment Services Group Inc.

99.1	Press Release issued by Ascent Media Corporation on December 31, 2010

99.2	Unaudited pro forma financial information listed in Item 9.01(b)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 5, 2010

ASCENT MEDIA CORPORATION
By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated November 24, 2010, by and among Ascent Media Corporation, Ascent Media Group, LLC, Ascent Media Group Limited, Ascent Media Limited, Deluxe Entertainment Services Group Inc., and Deluxe UK Holdings Limited

2.2	Escrow Agreement, dated December 31, 2010, by and among Wells Fargo, N.A., Ascent Media Corporation and Deluxe Entertainment Services Group Inc.

99.1	Press Release issued by Ascent Media Corporation on December 31, 2010

99.2	Unaudited pro forma financial information listed in Item 9.01(b)